Exhibit 99.1
May 8, 2015

Mr. Christopher F. Zepf
Managing Principal
Kingdom Ridge Capital, LLC
81 Main Street, No. 209
White Plains, NY 10601

Dear Chris:

On behalf of Applied Micro Circuits Corporation (“APM”), I am very pleased that you have been invited to join the Board of Directors of APM (the “Board”). Subject to your execution and delivery of this letter agreement, the Board intends to confirm your appointment at its upcoming regular meeting on May 20, 2015, upon which your term as Director will officially commence.

This letter agreement sets forth the basic terms and conditions that will apply to your service as a Director of APM:

A. Board of Directors Compensation Policy; Indemnification and Insurance

1.
As a member of the Board, you will receive an annual retainer fee of $40,000 per year, paid at the rate of $10,000 per quarter, which retainer is intended to cover your attendance at up to seven Board meetings per year. In the event you attend more than seven Board meetings in a given year, you will receive $1,000 for each regularly scheduled meeting and any other Board meetings where the Directors are requested to attend in person, and $500 for each special Board meeting where the Directors are requested to attend telephonically.

2.
You will receive an initial grant of APM restricted stock units (“RSUs”) possessing an aggregate fixed value of $200,000 on August 15, 2015 (i.e., the first regularly scheduled RSU grant date after your Board appointment), unless our trading window is closed under our insider trading policy on that date, in which case such RSUs will be granted on the next quarterly RSU grant date on which our trading window is open. Such RSUs will vest in three equal annual installments following the grant date, subject to your continuing service on the Board, so that the RSU grant would be fully vested after three years.

3.
Commencing on or about August 15, 2016 (i.e., the first regularly scheduled RSU grant date following the 2016 Annual Stockholders Meeting) and annually thereafter, in each case subject to your re-election to the Board by APM shareholders, you will receive an annual “refresh” grant of RSUs possessing an aggregate fixed value of $105,000. Such RSUs will vest in their entirety one year following the date of grant, subject to your continuing service on the Board.

4.	You will be covered by a Director Indemnification Agreement in the form included with this letter. Please sign both copies of the agreement and return them to my attention in the envelope provided.

5.
You will also be covered under APM’s general D&O Liability Insurance policy. A copy of the general terms and limits of such policy will be part of the Director orientation materials you will receive separately.

B. Election at 2015 Annual Meeting; Resignation

1.
Subject to your and your firm’s compliance with the terms of this letter agreement, the Board will nominate you for election to the Board and recommend a vote in favor of your election by the stockholders at the 2015 Annual Stockholders Meeting (the “2015 Meeting”). The term of each Director is one year. Each Director is subject to annual re-election by a majority of votes cast at APM’s annual stockholders meeting, generally scheduled to occur in August of each year. The Governance and Nominating Committee annually reviews each Director’s performance on the Board prior to, and as a condition of, the Director’s nomination for re-election to the Board for a subsequent year. Prior to each stockholders meeting, all Directors execute and deliver a letter of resignation that will be effective upon (i) the failure to receive the required majority vote for re-election and (ii) Board acceptance of such resignation, in accordance with the Board Guidelines.

2.
Upon becoming a Director of APM, and at all times while serving as a Director of APM, you covenant and agree: (i) to comply with all reasonably customary policies, procedures, processes, codes, rules, standards and guidelines generally applicable to members of the Board, including, without limitation, APM’s code of conduct, Insider Trading Policy (the “Trading Policy”) and corporate governance guidelines; and (ii) to keep confidential and not disclose, publicly or to any unauthorized Person, discussions and matters considered in meetings of the Board and its committees or confidential information otherwise received as a Director, unless and until publicly disclosed by APM.

3.
Pursuant to the Board Guidelines, upon any principle occupation change, including resignation or retirement, a non-employee Director must submit a letter of resignation to the Governance and Nominating Committee, which will evaluate and recommend to the full Board whether to accept it. In addition, the Board has adopted a mandatory retirement policy for its Directors, pursuant to which a Director will not stand for re-election to the Board in the year during which he or she turns age 75.

C. Board and Committee Meeting Schedule

The Board and each of its Committees hold a regular meeting once per quarter at APM’s headquarters facilities. Special meetings are held in between the regular meetings whenever a specific item for Board or Committee review or approval is warranted. A proposed schedule of regular Board and Committee meetings for the remainder of this calendar year is enclosed.

D. Director Independence Questionnaire

Your membership on the Board requires the Company’s confirmation of your independence under NASDAQ and SEC standards, based upon your completion of the attached questionnaire which, among other things, will require you to describe all APM securities and derivative instruments (if any) relating to APM securities that are held by you or your firm. Please complete, sign and return the questionnaire to my attention in the enclosed envelope.

E. Additional Covenants and Agreements

1.
Except as otherwise requested by the Board, you and your firm shall cause all Voting Securities beneficially owned, directly or indirectly, by you and each of the other KRC Investors, or over which any of them exercise control or direction, to be present for quorum purposes and to be voted, at the 2015 Meeting, or any adjournments or postponements thereof, (i) in favor of each Director nominated and recommended by the Board for election at such meeting, (ii) against any stockholder nominations for Director which are not approved and recommended by the Board, (iii) in favor of APM’s proposal for the ratification of the re-appointment of its current independent registered public accounting firm, (iv) in favor of APM’s “say-on-pay” proposal, and (v) in favor of an increase, not to exceed five million shares, to APM’s current equity incentive plan share reserve.

2.
The Investor and each of the Affiliates of the Investor agrees that, through the date that is the earlier of (i) five (5) business days prior to the end of the last day that APM’s stockholders may timely notify APM or a nomination or proposal to be properly brought before the 2016 Annual Stockholders Meeting pursuant to APM’s Bylaws, or (ii) the date that is ninety-five (95) days prior to the first anniversary of the 2015 Meeting, irrespective of any resignation by you from the Board prior to such date, none of the KRC Investors shall, unless specifically requested or authorized in writing by a resolution of a majority of the Directors of APM (not including the Nominee), directly or indirectly, in any manner, alone or in concert with others:

(a)
except as already in effect as of the date hereof and previously disclosed in the Schedule 13D/A most recently filed with the SEC by the Investor and its Affiliates) with respect to APM, form, join, encourage, influence, advise or in any way participate in any partnership, limited partnership, syndicate or other group, including, without limitation, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities or otherwise in any manner agree, attempt, seek or propose to deposit any Voting Securities into any voting trust or subject any Voting Securities to any voting or similar arrangement, other than solely with one or more of the other KRC Investors with respect to the Voting Securities now or hereafter owned by them;

(b)
make, or in any way encourage or participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a−1(l)(2)(iv) under the Exchange Act) or consents to vote, or seek to advise, encourage or influence any Person with respect to the voting of, any Voting Securities; or (B) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a −1(l)(2)(iv) under the Exchange Act or otherwise regarding the Board, the Company, or the management, policies, strategies, affairs or business of the Company;

(c)
initiate, propose or otherwise “solicit” (as such terms are used in the proxy rules of the SEC) stockholders of the Company for the approval of any stockholder proposal or cause or encourage any Person to initiate any such stockholder proposal; (B) participate in, or take any action pursuant to, any “stockholder access” proposal that may be adopted by the SEC, whether in accordance with proposed Rule 14a−11 under the Exchange Act or otherwise; (C) seek to call, or request the call of, or call a special meeting of the stockholders of the Company; or (D) make a request for a list of the Company’s stockholders or other Company records;

(d)
support or participate in any “withhold the vote” or similar campaign with respect to the Company or the Board, or seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board, including any nomination of any candidate to stand for election to the Board at the 2015 Meeting, other than the Nominee or other Directors nominated by the Board; or seek the removal of any member of the Board;

(e)
otherwise take, or make any public disclosure, announcement or statement (including, without limitation, the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) with respect to any intention, plan or arrangement to take (or in support of any intention, plan or arrangement of a third party to take), any action that is inconsistent with, any provision of this Agreement, or (B) that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, any of its Directors or officers or any individual who has served as a Director or officer of the Company;

(f)
enter into any affirmative discussions or communications, or enter into any arrangement, understanding or agreements (whether written or oral) with, or encourage, advise, assist, finance or facilitate, any Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

(g)	otherwise take, or solicit, cause or encourage others to take, any action that would not be permitted by any of the foregoing.

3.
If at any time while you serve as a Director of APM (i) you breach any of your obligations under Clause B.2 above, (ii) any of the KRC Investors fails to comply with any of the terms of Section E or Section F of this letter agreement, or (iii) the KRC Investors, collectively, cease to beneficially own, in the aggregate, at least 5.0% of the outstanding Voting Securities (other than as a result of additional shares issued by APM subsequent to your Board appointment), then, after a period of ten business days to cure any such failure or breach after written notice from APM, upon the written request of the Board, you agree to resign from the Board immediately, and you will deliver your written resignation to the Board forthwith. Notwithstanding anything to the contrary in this letter agreement, if at any time the Board changes its nomination of you or its recommendation in favor of your election at the 2015 Meeting, the obligations of you and your firm under Clauses E.1. and E.2 of this letter agreement will terminate immediately, other than your confidentiality and nondisclosure obligations, which shall survive the termination of this letter agreement and the cessation of your services as a Director.

4.	Nothing in this Section F shall limit any actions that may be taken by you acting solely as a Director of APM consistent with your fiduciary duties as a Director to APM’s stockholders.

5.
You and your firm acknowledge and agree that you have received a copy of the Trading Policy and will be required to comply with the terms of such policy, which will among other things restrict you from disclosing confidential information regarding the Company to the Investor or its Affiliates.

F. Miscellaneous

1.	The following terms, as used in this letter agreement, have the following meanings:

(a)
the terms “Affiliate” and “Associate” have the respective meanings given to such terms in Rule 12b2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall include Persons who become Affiliates or Associates of any Person subsequent to the date of this Agreement;

(b)	the terms “beneficial owner” and “beneficially own” have the respective meanings given to such terms in Rule 13d3 promulgated by the SEC under the Exchange Act;

(c)
the terms “Investor” and “your firm” mean Kingdom Ridge Capital, LLC, a Delaware limited liability company, and the term “KRC Investors” means individually and collectively the Investor and each of the Affiliates and Associates of the Investor;

(d)
the terms “Person” or “Persons” mean any individual, corporation (including notforprofit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(e)
the term “Voting Securities” means Common Shares and any other securities of APM entitled to vote in the election of APM Directors, or securities convertible into, or exercisable or exchangeable for Common Shares or such other securities.

2.
This letter agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. The parties and their respective Affiliates and Associates irrevocably and unconditionally consent and submit to the jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this letter agreement.

3.
This letter agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors. No party to this Agreement may assign its rights or delegate its obligations under this letter agreement.

4.
This letter agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Subject to applicable law, this letter agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective.

5.
The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity.

Please sign this letter to indicate your acceptance of the terms I have outlined and return it to my attention in the enclosed envelope. A copy is also enclosed for your records. In the event you have any questions, my email address is wcaraccio@apm.com and my direct phone number is (408) 542‑8632.

Chris, as the Company’s General Counsel, I look forward to working with you.

Sincerely yours,

/s/ L. William Caraccio

L. William Caraccio
Vice President, General Counsel and Secretary

Cc:    Cesar Cesaratto
Paramesh Gopi, Ph.D.

ACKNOWLEDGED AND AGREED:

/s/ Christopher Zepf_______________            May 11, 2015
Christopher F. Zepf

ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTIONS E AND F:

KINGDOM RIDGE CAPITAL LLC

By: /s/ Christopher Zepf ___________          May 11, 2015
Name: Christopher F. Zepf
Title: Managing Principal

Enclosures:

1.	Director Independence Questionnaire (complete and return)

2.	Director Indemnification Agreement (two copies; complete both and return one)

3.	Board Guidelines (for your files)

4.	Proxy Statement (for your files)

5.	Copy of this letter (for your files)

6.	Proposed Board Meeting Schedule (for your review)

7.	Return addressed FedEx mailer